Exhibit 99.2
UNITED STATES DEPARTMENT OF JUSTICE
OFFICE OF THE UNITED STATES TRUSTEE
JUDY A. ROBBINS
UNITED STATES TRUSTEE
CHARLES R. STERBACH
ASSISTANT UNITED STATES TRUSTEE
606 N. Carancahua St.
Wilson Plaza West, Suite 1107
Corpus Christi, Texas 78401
Telephone: (361)888-3261
Facsimile: (361)888-3263
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
CORPUS CHRISTI DIVISION

In re:	§	CASE NO.
§
SEAHAWK DRILLING, INC., et al.	§	11-20089-C-11
§
Debtors	§	JOINTLY ADMINISTERED
NOTICE OF APPOINTMENT OF COMMITTEE OF EQUITY SECURITY HOLDERS
TO THE HONORABLE UNITED STATES BANKRUPTCY JUDGE:
     COMES NOW the United States Trustee, (“UST”), through the undersigned attorney, pursuant to § 1102(a) and 1102(b)(2) of the Bankruptcy Code, and appoints the following eligible equity holders of the debtor to the official committee of equity holders:
1.	Hal Goldstein — Temporary Chairman MHR Fund Management, L.L.C. 40 West 57th Street, 24th Floor New York, New York 10019 Telephone: (212)262-0005 Email: hgoldstein@mhrfund.com

2.	John Symington General Counsel Seadrill Americas Inc. 11210 Equity Drive, Suite 150 Houston, TX 77041-8242 Telephone: (713)329-1164
E-mail: john.symington@seadrill.com

3.	Jeff Cate Hayman Capital Management, L.P. 2101 Cedar Springs Road, Suite 1400 Dallas, TX 75201 Telephone: (214)347-4186 E-mail: jc@haymancapital.com

4.	Peter J. Sakon HSBC Distressed Opportunities Fund 452 Fifth Avenue, 18th Floor New York, New York 10018 Telephone: (212)525-6780 Email: peter.j.sakon@us.hsbc.com

5.	Naveen Bhatia The Keffi Group 500 Fifth Avenue 44th Floor New York, New York 10110 Telephone: (212)935-5551 Email: naveenbhatia1@gmail.com

Respectfully submitted, JUDY A. ROBBINS UNITED STATES TRUSTEE
By:	/s/ Charles R. Sterbach
Charles R. Sterbach
Assistant United States Trustee
Arizona Bar No. 009315
606 N. Carancahua St., Ste. 1107
Corpus Christ, TX 78401
Telephone: (361)888-3261
Facsimile: (361) 888-3263

CERTIFICATE OF SERVICE
     A true and correct copy of the foregoing NOTICE OF APPOINTMENT OF COMMITTEE OF EQUITY SECURITY HOLDERS was served upon each member of the committee of unsecured creditors by e-mail and United States mail, first class, postage pre-paid, at the addresses listed in the Notice of Appointment, on the 24th day of February, 2011. Additionally the Debtor and Debtor’s counsel were served by United States mail, first class, postage pre-paid, at the addresses listed below, on the 24th day of February, 2011.
By: /s/ Charles R. Sterbach
Charles R. Sterbach
Assistant United States Trustee
Arizona Bar No. 009315
606 N. Carancahua St., Ste. 1107
Corpus Christ, TX 78401
Telephone: (361)888-3261
Facsimile: (361) 888-3263

Debtor:	Debtor’s Counsel:

Seahawk Drilling, Inc.	Berry D. Spears, Esq.
5 Greenway Plaza	Fulbright & Jaworski
Suite 2700	600 Congress Ave., Ste. 2400
Houston, TX 77046	Austin, TX 78701
Email: bspears@fulbright.com